Exhibit 11
                                                                      ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 7 to the registration statement on Form N-1A (the "Registration Statement") of our report dated July 31, 1998, relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Report to Shareholders of INVESCO Industrial Income Fund, Inc. (now known as Industrial Income Fund, one of the portfolios comprising INVESCO Combination Stock and Bond Funds, Inc., formerly INVESCO Flexible Funds, Inc., which was formerly INVESCO Multiple Asset Funds, Inc.) and of our report dated September 30, 1998, relating to the financial statements and financial highlights of INVESCO Total Return Fund appearing in the August 31, 1998 Annual Report to Shareholders of INVESCO Value Trust (now one of the portfolios comprising INVESCO Combination Stock and Bonds Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statements of Additional Information.



PricewaterhouseCoopers LLP

Denver, Colorado
May 28, 1999